Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-73876) pertaining to the Whole Foods Market Growing Your Future 401(k) Plan of our report dated June 22, 2005, with respect to the financial statements and schedule of the Whole Foods Market Growing Your Future 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young
Austin, Texas
June 24, 2005